As filed with the Securities and Exchange Commission on August 14, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL COAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-2641185 (I.R.S. Employer Identification No.)

300 Corporate Centre Drive, Scott Depot, West Virginia (Address of Principal Executive Offices)	25560 (Zip Code)

AMENDED AND RESTATED 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN
(Full Title of the Plan)

Roger L. Nicholson
Senior Vice President, Secretary and General Counsel
International Coal Group, Inc.
300 Corporate Centre Drive
Scott Depot, West Virginia 25560
(Name and Address of Agent for Service)

(304) 760-2400
(Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Randi L. Strudler, Esq. Jones Day 222 East 41st Street New York, New York 10017 (212) 326-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒ Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	10,000,000	$3.125	$31,250,000	$1,743.75

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), that may become issuable pursuant to the anti-dilution provisions of International Coal Group, Inc.’s Amended and Restated 2005 Equity and Performance Incentive Plan (the “Plan”).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low sale prices of the Common Stock on August 11, 2009, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E thereof by International Coal Group, Inc., a Delaware corporation (the “Company”), to register an additional 10,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable under the Company’s Amended and Restated 2005 Equity and Performance Incentive Plan (the “Plan”).  The Company’s Registration Statement on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 6, 2005 (File No. 333-130147), which registered 8,000,000 shares of Common Stock issuable under the 2005 Equity and Performance Incentive Plan, is incorporated herein by reference, except to the extent that this Registration Statement updates the information therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 27, 2009;

•
the Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Commission on May 8, 2009 and for the quarterly period ended June 30, 2009, filed with the Commission on August 6, 2009;

•	the Company’s Current Reports on Form 8-K, filed with the Commission on February 23, 2009 and May 26, 2009; and

•
the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on November 18, 2005, including any subsequently filed amendments and reports updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The Exhibit Index attached hereto is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, State of West Virginia, on this 14th day of August, 2009.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ BRADLEY W. HARRIS
Bradley W. Harris
Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2009
Bennett K. Hatfield

/s/ BRADLEY W. HARRIS	Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Principal Financial Officer)	August 14, 2009
Bradley W. Harris

*	Non-Executive Chairman and Director	August 14, 2009
Wilbur L. Ross, Jr.

*	Director	August 14, 2009
Maurice E. Carino, Jr.

*	Director	August 14, 2009
Cynthia B. Bezik

*	Director	August 14, 2009
William J. Catacosinos

2

Signature	Title	Date

*	Director	August 14, 2009
Stanley N. Gaines

*	Director	August 14, 2009
Samuel A. Mitchell

*	Director	August 14, 2009
Wendy L. Teramoto

*
The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Power of Attorney executed by the above-named officers and Directors of the Company and filed with the Securities and Exchange Commission on behalf of such officers and Directors.

By:	/s/ BRADLEY W. HARRIS
Name:	Bradley W. Harris, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

4.1
International Coal Group, Inc. Amended and Restated 2005 Equity and Performance Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 1-32679), filed with the Commission on April 15, 2009).

4.2
Form of Second Amended and Restated Certificate of Incorporation of International Coal Group, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 of International Coal Group, Inc.’s Registration Statement on Form S-1 (File No. 333-124393), filed with the Commission on October 24, 2005).

4.3
Form of Second Amended and Restated By-laws of International Coal Group, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 5 to International Coal Group, Inc.’s Registration Statement on Form S-1 (File No. 333-124393), filed with the Commission on November 9, 2005).

4.4
Form of certificate of International Coal Group, Inc. common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-124393), filed with the Commission on September 28, 2005).

4.5
Registration Rights Agreement by and among International Coal Group, Inc., WLR Recovery Fund II, L.P., Contrarian Capital Management LLC, Värde Partners, Inc., Greenlight Capital, Inc., and Stark Trading, Shepherd International Coal Holdings Inc. (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-124393), filed with the Commission on June 15, 2005).

4.6
Form of Registration Rights Agreement by and among International Coal Group, Inc. and certain former stockholders of Anker Coal Group, Inc. and former members of CoalQuest Development, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-124393), filed with the Commission on June 30, 2005).

4.7
Registration Rights Agreement, dated as of July 31, 2007, among International Coal Group, Inc., the guarantors party thereto and UBS Securities LLC as purchaser (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Commission on July 31, 2007).

5.1	Opinion of Jones Day.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney.

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